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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                FEBRUARY 22, 2001


                          HCC INSURANCE HOLDINGS, INC.
               (EXACT NAME OR REGISTRANT SPECIFIED IN ITS CHARTER)

 STATE OR OTHER                     COMMISSION                     IRS EMPLOYER
  JURISDICTION                     FILE NUMBER:                   IDENTIFICATION
OF INCORPORATION:                                                     NUMBER:

    DELAWARE                          0-20766                       76-0336636


                             13403 NORTHWEST FREEWAY

                            HOUSTON, TEXAS 77040-6094
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE - (713) 690-7300


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ITEM 5.  OTHER EVENTS

         On February 22, 2001, HCC Insurance Holdings, Inc. ("HCC") announced its operating results for the fourth quarter and full year ended December 31, 2000. Net earnings for the fourth quarter of 2000 were $13.4 million or $0.26 per share, compared to a net loss of $5.0 million or ($0.10) per share, for the same period in 1999. For the full year ended December 31, 2000, earnings before cumulative effect of the SEC's Staff Accounting Bulletin No. 101 accounting change made in the first quarter, which was $2.0 million and $0.04 per share, were $55.4 million or $1.10 per share, compared to $25.1 million or $0.51 per share for the previous year. All of the quarter and full year 2000 amounts are unaudited and all per share amounts are on a diluted basis. Attached as Exhibit
99.1 are certain financial highlights of HCC's fourth quarter and full year 2000 results.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)  Exhibits.

              99.1 Highlights of HCC's results for the fourth quarter and full year ended December 31, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 23, 2001                   HCC INSURANCE HOLDINGS, INC.


                                            By:  /s/ Frank J. Bramanti
                                               ---------------------------------
                                                 Frank J. Bramanti
                                                 Executive Vice President